[PULASKI FINANCIAL CORP. LETTERHEAD]

FOR IMMEDIATE RELEASE

               PULASKI FINANCIAL DECLARES QUARTERLY CASH DIVIDEND;
                      INCREASES QUARTERLY RATE SIX PERCENT

ST. LOUIS, JUNE 21, 2007 - Pulaski Financial Corp. (Nasdaq Global Select: PULB) today announced its Board of Directors has authorized an increase in the quarterly dividend rate to nine cents per share, representing a six percent increase, and declared a quarterly dividend, payable at the new rate on July 16, 2007 to shareholders of record at the close of business on July 6, 2007.

At the new rate, the indicated annual dividend is 36 cents per share, in line with our bank peer group. This compares with the previous rate of 34 cents per share, the company noted. Based on the June 20, 2007 closing price of Pulaski Common Stock of $15.61 per share, the yield at the new annualized dividend rate is 2.3 percent.

"With our solid financial performance and our prospects for continued growth, the Board has voted to increase our dividend." said William A. Donius, Chairman and Chief Executive Officer. "Our strategic plan is clearly working. Our business is expanding in terms of loans, deposits and earnings per share. We have already opened one new location this year and we expect to open two more before year-end. We have recently been recognized by SNL Financial as one of the top-performing small thrifts in the nation. These and other factors make the Board confident in the future of Pulaski Financial. This increase in the dividend rate is the seventh since 2001," he noted.

ABOUT PULASKI FINANCIAL

Pulaski Financial Corp., operating in its 85th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail-banking products through ten full-service branch offices in St. Louis and three loan production offices in Kansas City and the Illinois portion of the St. Louis metroplex. The company's website can be accessed at www.pulaskibankstl.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences, and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2006, and our Quarterly Reports on Form 10-Q for the quarters ending December 31, 2006 and March 31, 2007 on file with the SEC, including the sections entitled "Risk Factors." These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

FOR ADDITIONAL INFORMATION CONTACT:
William A. Donius, Chairman & CEO               Michael Arneth or Tad Gage
Pulaski Financial Corp.                         The Investor Relations Company
(314) 878-2210 Ext. 3610                        (312) 245-2700

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